[Exhibit 99.3]

                           CERTIFICATION

In connection with the Quarterly Report of Link Plus Corporation, (the "Company") on Form 10-QSB for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert L. Jones, Jr., Chairman/CEO, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act, that:

(1) 	The Report fully complies with Section 13(a) or 15(d) of the
Securities Exchange Act of 1934; and

(2) 	The Information contained in the Report fairly represents, in all material aspects, the financial condition and result of operations on the Company.



By: /s/ Robert L. Jones,
Chairman/CEO
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April 25, 2003